                                   EXHIBIT 5

                               December 11, 1996



Evergreen Resources, Inc.
1000 Writer Square
1512 Larimer Street
Denver, CO 80202


    RE: SEC REGISTRATION STATEMENT ON FORM S-3


Gentlemen:

    I am counsel for Evergreen Resources, Inc., a Colorado corporation (the "Company"), in connection with its proposed public offering under the Securities Act of 1933, as amended, of 1,636,093 shares of the Company's Common Stock through a Registration Statement on Form S-3 as to which this opinion is a part, to be filed with the Securities and Exchange Commission (the "Commission").

    In connection with rendering my opinion as set forth below, I have reviewed and examined originals or copies identified to my satisfaction of the following:

    (1) Certificate and Amended Certificate of Incorporation of the Company as filed with the Secretary of State of the State of Colorado, as amended.

    (2) Minute Book containing the written deliberations and resolutions of the Board of Directors and Shareholders of the Company.

    (3) The Registration Statement and the Preliminary Prospectus contained within the Registration Statement.

    (4) The other exhibits to the Registration Statement filed with the Commission.

    I have examined such other documents and records, instruments and certificates of public officials, officers and representatives of the Company, and have made such other investigations as I have deemed necessary or appropriate under the circumstances.

Evergreen Resources, Inc.
December 11, 1996
Page 2

    Based upon the foregoing and in reliance thereon, it is my opinion that:
(i) the 1,636,093 shares of Common Stock, no par value, will, upon the purchase, receipt of full payment, issuance and delivery in accordance with the terms of the offering described in such Registration Statement, be duly and validly authorized, legally issued, fully paid and non-assessable.

    I hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of my name under the caption "Legal Opinions" in the Prospectus constituting a part thereof.

                                                  Very truly yours,

                                                  /s/ John B, Wills
                                                  John B. Wills


JBW/db